Exhibit 99.1

Signature Page

KKR GROUP PARTNERSHIP L.P.		10/15/2026
By: KKR Group Holdings Corp., its general partner

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR GROUP HOLDINGS CORP.		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR GROUP CO. INC.		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR & CO. INC.		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR MANAGEMENT LLP		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

HENRY R. KRAVIS		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact

GEORGE R. ROBERTS		10/15/2026

Signature:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact